UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): March 7, 2017

CDK Global, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-36486	46-5743146
(Commission File Number)	(I.R.S. Employer Identification Number)

1950 Hassell Road, Hoffman Estates, IL 60169
(Registrant's telephone number, including area code)

(847) 397-1700
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 7, 2017, the Board of Directors (the “Board”) of CDK Global, Inc. (the “Company”) amended and restated the Company’s By-Laws (as so amended and restated, the “By-Laws”) to add proxy access procedures for qualifying stockholders. Article 3, Section 3.5 has been added to the By-Laws to permit a stockholder, or a group of up to 20 stockholders, that owns 3% or more of the voting power of the Company’s outstanding stock continuously for at least 3 years to nominate and include in the Company’s proxy materials candidates for election as directors of the Company. Such stockholder(s) or group(s) of stockholders may nominate up to the greater of 2 individuals or 20% of the Board, provided that the stockholder(s) and the nominee(s) satisfy the eligibility, notice and other requirements specified in the By-Laws. Stockholders may utilize proxy access beginning with the Company’s 2017 Annual Meeting of Stockholders.

In addition, the amendments to the By-Laws include changes to Article 3, Section 3.3 (the Company’s advance notice procedures for director nominations) and Section 3.4 (qualifications for election or reelection as a director) to conform to these new proxy access procedures and certain other ministerial changes.

The foregoing description of the By-Laws does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the By-Laws, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01.      Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

3.1	Amended and Restated By-Laws of CDK Global, Inc., dated March 7, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 2017	CDK Global, Inc.

	By:	/s/ ALFRED A. NIETZEL
Alfred A. Nietzel
Executive Vice President, Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit Description

3.1	Amended and Restated By-Laws of CDK Global, Inc., dated March 7, 2017